                                                                     EXHIBIT 2.1

                  PLAN OF REORGANIZATION AND MERGER AGREEMENT

     This Plan of Reorganization and Merger Agreement (the "Agreement") is entered into as of February 29, 2000, by and between PACIFIC MERCANTILE BANK (the "Bank") and PMBSUB ("Subsidiary"), and is joined in by PACIFIC MERCANTILE BANCORP (the "Holding Company") as a party to this Agreement, with reference to the following:

                           RECITALS AND UNDERTAKINGS
                           -------------------------

     A. The Bank is a California banking corporation with its principal office in the city of Newport Beach, California. Subsidiary and Holding Company are corporations duly organized and existing under the laws of the State of California, with their principal offices in the city of Newport Beach, California.

     B.  As of the date hereof, the Bank's authorized capital stock consists of:
(i) 10,000,000 shares of common stock, no par value of which 1,860,081 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, no par value, of which no shares are issued or outstanding.

     C. As of the date hereof, Subsidiary's authorized capital stock consists of 1,000 shares of common stock, without par value. Immediately prior to the Effective Date (as hereinafter defined), a total of 100 shares of such common stock will be issued and outstanding, all of which shares will be owned by Holding Company. As of the Effective Date the Subsidiary will not have conducted any business and will not have any liabilities or obligations, fixed or contingent, other than its obligations under this Agreement.

     D. As of the date hereof, Holding Company's authorized capital stock consists of: (i) 10,000,000 shares of common stock, without par value, and (ii) 2,000,000 shares of preferred stock, without par value. Immediately prior to the Effective Date there will be authorized and reserved for issuance pursuant to this Agreement the number of shares of common stock required for the Holding Company to perform its obligations under Section 2 of this Agreement.

     E. The Boards of Directors of the Bank and the Subsidiary, respectively, have approved and authorized the execution of this Agreement, which provides for the merger of the Subsidiary with and into the Bank under the laws of the State of California and in accordance with the terms and conditions of this Agreement (the "Merger"); and the Board of Directors, and the Bank as sole shareholder, of the Holding Company have approved this Agreement and have authorized the Holding Company to join in and be bound by this Agreement and to perform its obligations under this Agreement.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements and undertakings of the parties herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

1.   GENERAL
     -------

     1.1  The Merger.  At the Effective Date (as hereinafter defined), the
          ----------
Subsidiary shall be merged into the Bank and the Bank shall be the surviving corporation in that merger (the "Surviving Corporation"). The Surviving Corporation shall be a wholly-owned subsidiary of the Holding Company, and its name shall continue to be Pacific Mercantile Bank.

     1.2  Effective Date.  The Merger described herein shall become effective,
          --------------
and actions to consummate the Merger shall commence, on the date and at the time on such date (the "Effective Date"), on which an executed counterpart of the Merger Agreement, substantially in the form attached hereto as Attachment A (as amended, if necessary to conform to any requirements of law or governmental authority or agency, which requirements are not materially in contravention of any of the substantive terms hereof), shall have been filed in the Office of the Secretary of State of the State of California, in accordance with Section 1103 of the California Corporations Code.

     1.3  Articles of Incorporation, Bylaws and Certificate of Authority of the
          ---------------------------------------------------------------------
Surviving Corporation.  On the Effective Date, the Articles of Incorporation of
---------------------
the Bank, as in effect immediately prior to the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation until amended; the Bylaws of the Bank, as in effect immediately prior to the Effective Date, shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed; and the Certificate of Authority of the Bank issued by the Commissioner of Financial Institutions of the State of California (the "Commissioner") shall be and remain the Certificate of Authority of the Surviving Corporation in the Merger.

     1.4  Directors and Officers of the Surviving Corporation.  On the Effective
          ---------------------------------------------------
Date, the directors and officers of the Bank immediately prior thereto shall be and remain the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

     1.5  Effect of the Merger.
          --------------------

          (a) Assets and Rights.  On the Effective Date and thereafter, the
              -----------------
separate existence of Subsidiary shall cease and the Surviving Corporation shall succeed, without other transfer, to all rights, privileges, franchises and property of Subsidiary, and all debts and liabilities, if any, due or to become due to Subsidiary, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally, and without any right of reversion, transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Subsidiary.

          (b) Liabilities.  On the Effective Date and thereafter, all debts,
              -----------
liabilities and obligations due or to become due of, and all claims and demands for any cause existing against, Subsidiary, if any, shall be and become the debts, liabilities or obligations of, or the claims or demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

          (c) Creditors' Rights and Liens.  On the Effective Date and
              ---------------------------
thereafter, all rights of creditors of the Bank and Subsidiary, and all liens upon the property of the Bank and Subsidiary, shall be preserved unimpaired, and shall be limited to the property affected by such liens immediately prior to the Effective Date.

          (d) Pending Actions.  On the Effective Date and thereafter, any action
              ---------------
or proceeding pending by or against the Bank or Subsidiary shall not be deemed to have abated or been discontinued, but may be pursued to judgment with full right to appeal or review. Any such action or proceeding may be pursued as if the Merger described herein had not occurred, or with the Surviving Corporation substituted in place of the Bank or Subsidiary, as the case may be.

     1.6  Further Assurances.  The Bank and Subsidiary each agree that, at any
          ------------------
time, or from time to time, as and when requested by the Surviving Corporation or its successors or assigns, or by the Holding Company, it shall execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights referred to in this Section 1, or otherwise to carry out the intent and purposes of this Agreement.

2.   STOCK OF SURVIVING CORPORATION AND SUBSIDIARY
     ---------------------------------------------

     2.1  Stock of Subsidiary.  On the Effective Date, each share of common
          -------------------
stock of Subsidiary issued and outstanding immediately prior thereto shall, by virtue of the merger described herein, be deemed to be exchanged for and converted into one fully paid share of common stock of the Bank as the Surviving Corporation.

     2.2  Stock of The Bank.  On the Effective Date, each share of common stock
          -----------------
of the Bank issued and outstanding immediately prior thereto shall, by virtue of the Merger described herein, and without any action on the part of the holder thereof, be exchanged for and converted, in accordance with the provisions of
Section 2.4 below, into one (1) share of common stock of the Holding Company that is fully paid and non-assessable.

     2.3  Stock of the Holding Company.  On the Effective Date, any shares of
          ----------------------------
Bancorp common stock owned by directors (which will be the only shares of stock of the Holding Company that will be outstanding prior to the Effective Date) shall be cancelled and the Holding Company shall issue shares of its common stock pursuant to Section 2.2 hereof.

     2.4  Exchange of Stock by Bank Shareholders.  The conversion of the shares
          --------------------------------------
of the Bank as provided in Section 2.2 above shall occur automatically on the Effective Date without action by the holders thereof and each share certificate evidencing ownership of shares of the Bank common stock thereupon shall be deemed to evidence a like number of shares of common stock of the Holding Company. Each holder of shares of Bank common stock may choose, but shall not be required, to surrender his or her share certificate or certificates (the "Bank Certificates") to the Holding Company; and upon any such surrender shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Holding Company common stock into which the shares theretofore represented his or her Bank certificate or certificates shall have been converted as provided above.

     2.5  Employee Stock Options.  On the Effective Date, the Holding Company
          ----------------------
will assume the Bank's rights and obligations under the Bank's 1999 Stock Option Plan (the "1999 Plan") and under each of the outstanding stock options to purchase common stock of the Bank previously granted under the 1999 Plan (each such stock option existing immediately prior to the Effective Date being called an "Existing Option" and each such stock option so assumed by the Holding Company being called an "Assumed Option"). By reason of such assumption, each option agreement that evidenced the right to purchase Bank common stock shall thereafter represent, and each holder of an Existing Option shall have, the right to purchase one share of Holding Company common stock for each share of Bank common stock which such holder was entitled to purchase under his or her Existing Option and the right to exercise the Existing Option into shares of Bank common stock shall automatically terminate without the necessity of any action on the part of the Bank, the Bancorp or any optionee. The price per share of Holding Company common stock at which an Assumed Option may be exercised shall be the same price per share that was applicable to the purchase of Bank common stock pursuant to the Existing Options, immediately prior to the Effective Date. Each Assumed Option, subject to such modification as set forth hereinafter, shall constitute a continuation of the Existing Option, on the same terms and conditions set forth in the 1999 Plan in each optionee's stock option agreement that formerly evidenced the right to purchase Bank common stock, except as follows: (i) shares of Holding Company Common Stock will be substituted for the shares of Bank common stock into which the existing options had been exercisable, (ii) the Holding Company shall be substituted for the Bank as the issuer of shares under the 1999 Plan and (iii) the Holding Company shall be authorized under the 1999 Plan to issue options to purchase Holding Company shares not only to directors, officers and key employees of the Bank, but also to directors, officers and key employees of the Holding Company and any other subsidiaries it may establish in the future. In addition, each option granted under the 1999 Plan on or after the Effective Date shall evidence the right to purchase shares of common stock of the Holding Company rather than shares of common stock of the Bank and the Plan shall be modified to so provide. In all other respects, the 1999 Plan shall be unchanged.

3.   OBLIGATIONS OF PARTIES PENDING THE EFFECTIVE DATE OF MERGER
     -----------------------------------------------------------

     3.1  Stockholder Approvals.  As soon as practicable, this Agreement shall
          ---------------------
be submitted to the respective shareholders of the parties for the purpose of considering and acting upon this Agreement and the Merger in the manner required by law. The Bank and the Subsidiary each shall use its best efforts to obtain the requisite approval of its shareholders to this Agreement and the Merger as contemplated herein. Each of the parties, through its respective officers and directors, shall execute and file with the appropriate regulatory authorities all necessary applications, documents and instruments and shall take every reasonable and necessary step and action to comply with and to secure such approval of this Agreement and the transactions contemplated herein as may be required by all applicable statutes, rules and regulations.

     3.2  Transferability of Common Stock.  The Bank will use its best efforts
          -------------------------------
to obtain for the Holding Company, prior to the Effective Date, a letter signed by each person, if any, who is an "affiliate", as that term is defined by the Securities and Exchange Commission ("SEC"), of the Bank for purposes of Rule 145 of the SEC, under the Securities Act of 1933, to the effect that (i) such person will not dispose of any shares of common stock to be received by him pursuant to the Merger in violation of the Securities Act of 1933 or the rules and regulations of the SEC thereunder, or in any event prior to such time as financial results covering at least 30 days of post-merger combined operations have been published, and (ii) he or she consents to the placing of a legend on the certificate(s) evidencing such shares of Holding Company common stock that refers to the issuance of such shares in a transaction to which Rule 145 is applicable and to the giving of stop-transfer instructions to the transfer agent of Holding Company with respect to such certificate(s).

4.   CONDITIONS PRECEDENT, TERMINATION AND PAYMENT OF EXPENSES
     ---------------------------------------------------------

     4.1  Conditions Precedent to the Merger.  Consummation of the Merger as
          ----------------------------------
described herein, is subject to satisfaction of the following conditions:

          (a) Approval of this Agreement by the respective shareholders of the Bank, the Subsidiary and the Holding Company, if and to the extent required by applicable law;

          (b) The obtaining of all other consents and approvals, on terms and conditions satisfactory to each of the parties hereto, and satisfying all other requirements, prescribed by law or otherwise, which are necessary for the Merger described herein to be consummated, including without limitation, an approval from the Commissioner under Section 701 et seq. of the California Financial Code and from the Federal Reserve Bank of San Francisco under 12 U.S.C Section 18(a) (c) of the Bank Holding Company Act of 1956;

          (c) Procuring all other consents or approvals, governmental or other, which in the opinion of counsel for the Bank are or may be necessary to permit or to enable the Surviving Corporation to conduct, from and after consummation of the Merger, all of the business and other activities in which the Bank will be engaged up to the time of such Merger, in the same manner and to the same extent as such businesses and other activities are then conducted; and

          (d) Performance by each of the parties hereto of all obligations under this Agreement which are to be performed prior to the consummation of the Merger.

     4.2  Termination of the Merger.  If any condition specified in Section 4.1
          -------------------------
cannot be fulfilled, or, prior to the Effective Date, the Board of Directors of any of the parties hereto has determined that:

          (a) The number of shares of common stock of the Bank voting against the Merger, makes its consummation inadvisable; or

          (b) Any action, suit, proceeding or claim relating to the Merger, whether initiated or threatened, makes consummation of such Merger inadvisable; or

          (c) Consummation of the merger described herein is inadvisable for any other reason;

then, this Agreement may be terminated by any of the parties hereto, whether before or after shareholder and other approvals have been obtained in satisfaction of the conditions precedent set forth in Section 4.1. Upon as such termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or their respective directors, officers, employees, agents or shareholders.

     4.3  Expenses of the Merger.  The Bank shall pay expenses incurred in
          ----------------------
connection with the Merger.

5.   MISCELLANEOUS
     -------------

     5.1  Entire Agreement.  This Agreement embodies the entire agreement among
          ----------------
the parties and there have been and are no agreements, representations or warranties among the parties with respect to the subject matter of this Agreement other than those set forth herein or those provided for herein.

     5.2  Governing Law.  This Agreement has been executed in California and the
          -------------
laws of such State shall govern the validity and the interpretation hereof and the performance by the parties hereto.

     5.3  Counterparts.  To facilitate the filing of this Agreement, any number
          ------------
of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     5.4  Captions.  The captions contained in this Agreement are solely for
          --------
convenience of reference and shall not be deemed to affect the meaning or interpretation of any provisions of this Agreement.

                                 (Signatures of the Parties follow on next page)

     IN WITNESS WHEREOF, the parties hereto have caused this Plan of Reorganization and Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

PACIFIC MERCANTILE BANK                     PMBSUB


By:  /s/Raymond E. Dellerba           By:  /s/Raymond E. Dellerba
   --------------------------------      ------------------------------
   Raymond E. Dellerba, President        Raymond E. Dellerba, President



By:  /s/Barbara Palermo               By:  /s/Barbara Palermo
   --------------------------------      ------------------------------
   Barbara Palermo, Secretary            Barbara Palermo, Secretary


PACIFIC MERCANTILE BANCORP

By:  /s/Raymond E. Dellerba
   --------------------------------
   Raymond E. Dellerba, President


By:  /s/Barbara Palermo
   --------------------------------
   Barbara Palermo, Secretary

                                  ATTACHMENT A
                                  ------------

                                       TO
                                       --

                  PLAN OF REORGANIZATION AND MERGER AGREEMENT
                  -------------------------------------------

     This MERGER AGREEMENT (the "Agreement") is made and entered into as of this __ day of February, 2000, by and between PACIFIC MERCANTILE BANK, a California banking corporation (the "Bank") and PMBSUB, a California corporation ("Subsidiary"), and PACIFIC MERCANTILE BANCORP, a California corporation (the "Holding Company").

                                R E C I T A L S
                                - - - - - - - -

     A. The Bank is a California banking corporation, the authorized capital stock of which consists of: (i) ten million (10,000,000) shares of common stock, of which one million eight hundred sixty thousand eighty three (1,860,080) shares of common stock are issued and outstanding, and (ii) two million (2,000,000) shares of Preferred Stock, none of which are issued or outstanding.

     B. Subsidiary is a California corporation with one thousand (1,000) shares of common stock authorized and one hundred (100) shares issued and outstanding, all of which are owned by the Holding Company.

     C. Holding Company's authorized capital stock consists of (i) ten million (10,000,000) shares of common stock of which ten (10) shares are issued and outstanding; and (ii) two million (2,000,000) shares of Preferred Stock, none of which have been issued or are outstanding. As of the date hereof, 10 shares of the Holding Company's common stock were outstanding, all of which are held by directors of the Company (the "Directors' Shares").

     D.  A Plan of Reorganization and Merger Agreement (the "Reorganization
Agreement") was entered into on February    , 2000, by and among the Bank, the
Subsidiary and the Holding Company, for the purpose of merging Subsidiary into the Bank in order to make the Bank a wholly-owned subsidiary of the Holding Company.

     NOW, THEREFORE, in consideration of the promises and mutual covenants of the parties herein set forth and for the purpose of prescribing the terms and conditions of the merger, the parties agree as follows:

1.   General.
     -------

     1.1  The Merger.  At the Effective Time, Subsidiary shall be merged into
          ----------
the Bank, which shall be the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall be a subsidiary of the Holding Company, and its name shall continue to be Pacific Mercantile Bank.

     1.2  Effective Time.  The merger described herein (the "Merger") shall
          --------------
become effective on the date and at the time on such date (the "Effective Time") on which an executed counterpart of this Merger Agreement shall have been filed with the Secretary of State of the State of California, in accordance with (SS) 1103 of the California Corporations Code.

     1.3  Articles of Incorporation, Bylaws and Certificate of Authority .  At
          ---------------------------------------------------------------
the Effective Time, the Articles of Incorporation and the Bylaws of the Bank, as in effect immediately prior to the Effective Time, shall be and remain the Articles of Incorporation and the Bylaws, respectively, of the Surviving Corporation until amended thereafter; and the Certificate of Authority of the Bank issued by the California Commissioner of Financial Institutions shall be and remain the Certificate of Authority of the Surviving Corporation.

     1.4  Directors and Officers of the Surviving Corporation.  At the Effective
          ---------------------------------------------------
Time, the directors and officers of the Bank immediately prior thereto shall be and remain the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of stockholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

2.   Stock of the Surviving Corporation.
     ----------------------------------

     2.1  Stock of Subsidiary.  At the close of business at the Effective Time,
          -------------------
each share of common stock of Subsidiary issued and outstanding immediately prior thereto shall, by virtue of the Merger described herein, be deemed to be exchanged for and converted into one fully paid and nonassessable share of common stock of the Bank as the Surviving Corporation.

     2.2  Stock of the Bank.  At the Effective Time, each share of common stock
          -----------------
of the Bank that is issued and outstanding immediately prior thereto shall, by virtue of the Merger described herein, and without any action on the part of each holder thereof, be converted and exchanged into one fully paid and non-assessable share of common stock of Holding Company, in accordance with the provisions of Section 2.3 hereof.

     2.3  Stock of the Holding Company. On the Effective Date, any issued and
          ----------------------------
outstanding Director Shares shall be cancelled and the Holding Company shall issue shares of its common stock pursuant to Section 2.2 hereof.

     2.4  Exchange of Stock by the Bank Shareholders.  The conversion of the
          ------------------------------------------
shares of common stock of the Bank, as provided in Section 2.2 above, shall occur automatically at the Effective Time without action by the holders thereof and each share certificate evidencing ownership of shares of the Bank common stock thereupon shall be deemed to evidence ownership of a like number of shares of common stock of the Holding Company. Each holder of shares of Bank common stock may elect, but is not required, to surrender his share certificate or certificates to the Holding Company and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Holding Company common stock into which his or her shares of Bank common stock theretofore represented by the certificate or certificates so surrendered shall have been converted as aforesaid.

     2.5  Stock Options.  At the Effective Time, the Holding Company will assume
          -------------
the Bank's rights and obligations under the Bank's 1999 Stock Option Plan (the "1999 Plan") and under each of the outstanding stock options to purchase common stock of the Bank previously granted under the 1999 Plan (each such stock option existing immediately prior to the Effective Time being called an "Existing Option" and each such stock option so assumed by the Holding Company being called an "Assumed Option"). By reason of such assumption, and each option agreement that evidenced the right to purchase Bank common stock shall thereafter represent, and each holder of an Existing Option shall have, the right to purchase one share of Holding Company common stock for each share of Bank common stock which such holder was entitled to purchase under his or her Existing Option at an exercise price per share equal to the exercise price of the Existing Options. Each Assumed Option shall constitute a continuation of the Existing Option, on the same terms and conditions set forth in the 1999 Plan and in each optionee's stock option agreement that formerly evidenced the right to purchase Bank common stock, except as follows: (i) shares of Holding Company Common Stock will be substituted for the shares of Bank common stock into which the existing options had been exercisable, (ii) the Holding Company shall be substituted for the Bank as the issuer of shares under the 1999 Plan and (iii) the Holding Company shall be authorized under the 1999 Plan to issue options to purchase Holding Company shares not only to directors, officers and key employees of the Bank, but also to directors, officers and key employees of the Holding Company and any other subsidiaries it may establish in the future. In addition, each option granted under the 1999 Plan at or after the Effective Time shall evidence the right to purchase shares of common stock of the Holding Company rather than shares of common stock of the Bank and the Plan shall be modified to so provide. In all other respects, the 1999 Plan shall be unchanged.

     3.  Termination of Merger.  In the event, prior to the Effective Time, the
         ---------------------
Board of Directors of any of the parties hereto has determined that:

         (a) the number of shares of common stock of the Bank voting against the merger makes consummation of such merger inadvisable; or

         (b) any action, suit, proceeding or claim relating to the merger described herein, whether initiated or threatened, makes consummation of such merger inadvisable; or

         (c) consummation of the merger described herein is advisable for any other reason; then this Agreement shall be terminated.

Upon any such termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any of the parties hereto or any of their respective directors, officers, employees, agents or stockholders.

4.   Miscellaneous.
     -------------

     4.1  Governing Law.  This Agreement has been executed in California and the
          -------------
laws of such State shall govern the validity and the interpretation hereof and the performance by the parties hereto.

     4.2  Counterparts.  To facilitate the filing of this agreement, any number
          ------------
of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     4.3  Entire Agreement.  This Merger Agreement, together with the
          ----------------
Reorganization Agreement, embody the entire agreement among the parties and there have not been and there exist no other agreements, representations or warranties among the parties with respect to the subject matter of this Agreement or the Reorganization Agreement other than those set forth herein and therein.

     4.4  Captions.  The captions contained in this Agreement are solely for
          --------
convenience of reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers as of the day and year first above written.

PACIFIC MERCANTILE BANK                     PACIFIC MERCANTILE BANCORP


By: /s/ RAYMOND E. DELLERBA             By: /s/ RAYMOND E. DELLERBA
   ------------------------------          ------------------------------
   Raymond E. Dellerba, President          Raymond E. Dellerba, President


By: /s/ BARBARA PALERMO                 By: /s/ BARBARA PALERMO
   ------------------------------          ------------------------------
   Barbara Palermo, Secretary              Barbara Palermo, Secretary



PMBSUB


By: /s/ RAYMOND E. DELLERBA
   ------------------------------
   Raymond E. Dellerba, President


By: /s/ BARBARA PALERMO
   ------------------------------
   Barbara Palermo, Secretary